UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2761 4900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 9, 2023, Altisource Portfolio Solutions S.A. (“Altisource”, and together with its subsidiaries, the “Company”) including its wholly-owned subsidiary Altisource S.a.r.l. (the “Borrower”) and its subsidiary guarantors, entered into an Amendment No. 2 (the “Second Amendment”) to its existing credit agreement dated as of April 3, 2018, among the Borrower, Altisource, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent, as previously amended (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Second Amendment, the “Amended Credit Agreement”). The closing of the Second Amendment and the effectiveness of the amendments to the Existing Credit Agreement contemplated thereby are subject to various closing conditions. The Company expects the closing to occur during the week commencing February 13, 2022, although no assurance can be given that the closing will occur on that schedule or at all.
The following is a summary of certain key terms of the Second Amendment and the Amended Credit Agreement.
•The maturity date of the term loans under the Existing Credit Agreement will be extended to April 30, 2025.
•If the amount of par paydown that the Company makes on the term loans (excluding amortization and other required payments) in the aggregate using proceeds of junior capital raises (the “Par Paydown”) prior to the one-year anniversary of the closing date of the Second Amendment (the “Paydown Measurement Date”) is equal to or greater than $30 million, then (subject to the representations and warranties being true and correct as of such date and there being no default or event of default being in existence as of such date) the maturity date of the term loans will be extended to April 30, 2026. Such extension is conditioned upon the Company’s payment of a 2% payment-in-kind extension fee. Solely during such extended term, the required principal amortization of the term loans under the Amended Credit Agreement will increase to 12.00% per annum, payable monthly.
•The interest rate on the term loans will initially be SOFR plus 5.00% per annum payable in cash plus 5.00% per annum payable in kind (“PIK”). The PIK component of the interest rate will be subject to adjustment based on the amount of Par Paydown prior to the Paydown Measurement Date as set forth in the table below:

Par Paydown	PIK Component of Interest Rate
Less than $20 million	5.00%
$20 million+ but less than below	4.50%
$30 million+ but less than below	3.75%
$40 million+ but less than below	3.50%
$45 million+ but less than below	3.00%
$50 million+ but less than below	2.50%
$55 million+ but less than below	2.00%
$60 million+ but less than below	1.00%
$65 million+ but less than below	0.50%
$70 million+	0.00%
•If, as of the end of any calendar quarter, (i) the amount of unencumbered cash and/or cash equivalents, regardless of the currency, of the Borrower and its direct and indirect subsidiaries on a consolidated basis plus (ii) the undrawn commitment amount under the Revolver (as defined below) is, or is forecast as of the end of the immediately subsequent calendar quarter to be, less than $35 million, then up to 2.00% in interest otherwise payable in cash in the following quarter may be paid in kind at the Company’s election.
•On the closing date of the Second Amendment, the lenders under the Amended Credit Agreement will receive their pro rata share of warrants (the “Warrants”) that, in the aggregate, will be initially exercisable for up to 19.99% of the outstanding number of shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company immediately prior to the closing date of the Second Amendment (not pro forma for such issuance and not taking into account any shares of Common Stock sold and issued by Altisource between January 25, 2023 and the closing date of the Second Amendment), which percentage shall be subject to reduction based on the amount of Par Paydown by the Paydown Measurement Date as set forth in the table below.

Par Paydown	Aggregate Warrants (as percentage of common stock outstanding immediately prior to the Closing Date of the Second Amendment)
Less than $20 million	19.99%

$20 million+ but less than below	15.99%
$30 million+	10.00%
•The exercise price per share of Common Stock under each Warrant will be equal to $0.01. The Warrants may be exercised at any time on and after the Paydown Measurement Date and prior to their expiration date. The Warrants shall be exercisable on a cashless basis and will be subject to customary anti-dilution provisions. The Warrants, if not previously exercised or terminated, will be automatically exercised on May 22, 2027. The Warrants will be subject to a lock-up agreement, subject to customary exceptions, ending two business days after the Paydown Measurement Date.
•The lenders under the Amended Credit Agreement will be paid an amendment fee equal to 1.0%, substantially all of which will be paid in cash at closing.
•The principal amortization of the term loans under the Amended Credit Agreement will be 1.0% per year (subject to potential increased amortization during the extension year, if applicable, as described above).
•Various of the affirmative and negative covenants, mandatory prepayments, events of default and other terms to which the Company will be subject under the Amended Credit Agreement will be modified pursuant to the Second Amendment, including in many cases to be more restrictive or to reduce certain permissions previously available to the Company.
•The security for the term loans will continue to be a first-priority lien on substantially all of the assets of the Company, which lien will be pari passu with liens securing the Revolver, and the term loans will continue to be guaranteed by Altisource and substantially all of the material subsidiaries of the Borrower.
•The Borrower will pay certain legal fees and costs of certain lenders in connection with these transactions.
Lenders holding approximately 99.8% of the Company’s term loans outstanding under the Existing Credit Agreement have agreed to extend their outstanding term loans under the Existing Credit Agreement on the terms and conditions (including the conditions to closing) in the Second Amendment, and the Company intends to repurchase, at par, the remainder of the outstanding term loans held by one lender under the Existing Credit Agreement in the total principal amount of approximately $429,000. The Company may reduce the 1% amendment fee referenced above by an amount equal to such repurchase price, which amount would then be added to the term loan principal.
On February 9, 2023, the Company entered into an Amendment No. 1 (the “First Revolver Amendment”) to its existing revolving credit facility agreement dated as of June 22, 2021 among the Borrower and STS Master Fund, Ltd. (“STS”) (the “Revolver”). The First Revolver Amendment establishes the credit available under the Revolver at $15 million, extends the facility termination and maturity date to coincide with the maturity date of the term loans under the Amended Credit Agreement, and increases the interest rate under the Revolver to 10% per annum payable in cash and 3% per annum PIK. A usage fee of $750,000 will be payable upon the initial drawing under the Revolver following the effectiveness First Revolver Amendment. The Revolver will continue to be secured by a first-priority lien on substantially all of the assets of the Company, which lien will be pari passu with liens securing the term loans under the Amended Credit Agreement, and the Revolver will continue to be guaranteed by Altisource and substantially all of the material subsidiaries of the Borrower. The closing of the First Revolver Amendment and the effectiveness of the amendments to the Revolver contemplated thereby are subject to various closing conditions. The Company expects the closing to occur during the week commencing February 13, 2022, although no assurance can be given that the closing will occur on that schedule or at all.
The transactions described above were conducted pursuant to the Transaction Support Agreement dated February 2, 2023, a copy of which is attached as Exhibit 10.1 to Altisource’s Current Report filed on Form 8-K dated February 3, 2023.
Item 7.01 Regulation FD Disclosure.
On February 9, 2023, the Company issued a press release announcing that it has commenced an underwritten public offering of shares of common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.
The Company is providing the following preliminary estimates of financial results for the three months and year ended December 31, 2022, which the Company has prepared in good faith based upon the most recent information available to management from the Company’s internal reporting procedures as of the date of this press release. The estimated amounts set forth herein are preliminary, unaudited and subject to further completion, reflect our current good faith estimates, are subject to additional financial closing procedures and may be revised as a result of management’s further review of the Company’s results and any adjustments that may result from the completion of the audit of the fiscal 2022 consolidated financial statements. The Company and its auditors have not completed its normal quarterly review or annual audit procedures as of and for the three months and year ended December 31, 2022, and there can be no assurance that the Company’s final results for this quarterly and annual period will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and year ended December 31, 2022 and their audit (in the case of the Company’s financial statements), the Company may identify items that would require it to make material adjustments to the preliminary information presented below. The Company expects to publicly report its final consolidated financial statements and related notes as of and for the quarter and year ended December 31, 2022 in March 2023. The Company’s actual results may differ materially from the fourth quarter and year end estimates below. These estimates should not be viewed as a substitute for full audited or interim financial statements prepared in accordance with GAAP. In addition, the preliminary results for the three months ended December 31, 2022 are not necessarily indicative of future performance of any other period. See “Forward-Looking Statements.”
Preliminary Fourth Quarter 2022 Highlights(1)
Corporate and Financial:
•Ended the fourth quarter 2022 with $51.0 million of cash and cash equivalents
•Ended the fourth quarter 2022 with $196.2 million of net debt(2)
•Fourth quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) of $0.6 million
•Reduced full year 2022 Corporate and Other Segment Adjusted EBITDA loss(2) by $17.4 million, representing a 29% reduction, compared to full year 2021
•Filed a Form S-3 Registration Statement to provide the Company with the option to raise $100 million of capital through the sale of equity, including a $25 million at-the-market offering (“ATM”) feature; through February 9, 2023, the Company has not sold any equity under the Form S-3 or ATM. The Company believes raising equity capital that is used to reduce debt could be accretive to shareholders and strengthen the Company’s balance sheet
•In the first quarter of 2023, executed the Transaction Support Agreement with lenders holding approximately 99.8% of the Company’s Existing Term Loans, that sets forth the principal terms of, among other things, a proposed refinancing of the Company’s Existing Term Loans and exchanging the Existing Term Loans for Exchange First Lien Loans with a maturity date of April 2025 and an option to extend to April 2026, subject to certain terms and conditions, execution of definitive agreements and approval of lenders holding the requisite amount of the Company’s Existing Term Loans
Business and Industry:
•The Servicer and Real Estate segment continues to benefit from the restart of the default business and efficiency initiatives with 40% full year Adjusted EBITDA(2) growth on 4% service revenue growth compared to 2021
•Industrywide foreclosure initiations were 491% higher for the fourth quarter 2022, compared to the same period in 2021 (although still 40% lower than the same pre-COVID-19 period in 2019)(3), as the foreclosure market is beginning to recover following expiration of the Federal government’s foreclosure moratorium on July 31, 2021 and the CFPB’s temporary loss mitigation measures on December 31, 2021
•COVID-19 induced foreclosure moratoriums led to approximately 90% peak-to-trough reduction in foreclosure starts, the business’ main revenue driver, which were still in excess of 30% below pre-pandemic levels as of December 2022.
•2022 foreclosure starts were 44% lower than in 2019(3)
•In today’s environment, the Company estimates it typically takes approximately two years to convert foreclosure starts to foreclosure sales and six months to market and sell any resulting REO
•Industrywide foreclosure sales were 30% higher for the fourth quarter 2022, compared to the same period in 2021 (although still 62% lower than the same pre-COVID-19 period in 2019)(3)
•The weighted sales pipeline in the Servicer and Real Estate segment represents $41 million to $51 million in annual revenue on a stabilized basis based upon our forecasted probability of closing
•The weighted sales pipeline in the Origination segment represents $20 million to $25 million in annual revenue on a stabilized basis based upon our forecasted probability of closing
•The Servicer and Real Estate segment and Origination segment had strong sales wins that we estimate represent $2.2 million and $1.8 million, respectively, of annualized revenue on a stabilized basis

Preliminary 2022 Financial Results
Full Year 2022
•Service revenue of $144.5 million
•Loss before income taxes and non-controlling interests of $(47.6) million
•Net loss attributable to Altisource of $(53.4) million
•Adjusted EBITDA(2) of $(16.6) million
•The Company’s 2022 corporate and common segment costs were $57.8 million lower than 2019
◦2022 corporate(9) costs of $42.9 million were $52.4 million lower than 2019 (90.7% of total savings) (representing savings in compensation costs of $25.5 million, occupancy costs of $18.4 million and technology and communication expense of $8.6 million)
◦2022 common segment costs were $5.4 million lower than 2019 (9.3% of total savings)
•Customer Concentration
◦Ocwen represented 47.7% of Total Revenue(5) (6)
◦RITM represented 10.6% of Total Revenue(5) (6)
◦Other customers represented 41.8% of Total Revenue (6)

Fourth Quarter 2022
•Service revenue of $32.8 million
•Loss before income taxes and non-controlling interests of $(8.2) million
•Net loss attributable to Altisource of $(11.3) million
•Adjusted EBITDA(2) of $0.6 million
•Revenue generated from 2022 sales wins in the Servicer and Real Estate segment totaled $0.2 million(7)
•Revenue generated from 2022 sales wins in the Origination segment totaled $1.0 million(7)
Preliminary Fourth Quarter and Full Year 2022 Results Compared to the Fourth Quarter and Full Year 2021 (unaudited):

(in thousands, except per share data)	Fourth Quarter 2022	Fourth Quarter 2021	% Change	Full Year 2022	Full Year 2021	% Change
Service revenue:
Servicer and Real Estate segment	$26,531	$23,060	15	$112,132	$107,790	4
Origination segment	6,274	12,469	(50)	32,364	58,002	(44)
Corporate and Other	—	1,412	(100)	—	4,821	(100)
Total service revenue	32,805	36,941	(11)	144,496	170,613	(15)
(Loss) income before income taxes and non-controlling interests	(8,171)	72,325	(111)	(47,567)	15,285	(411)
Net (loss) income attributable to Altisource	(11,344)	70,558	(116)	(53,418)	11,812	N/M
Adjusted EBITDA(2):
Servicer and Real Estate segment	9,810	4,479	119	31,260	22,283	40
Origination segment	(727)	1,717	(142)	(4,850)	6,435	(175)
Corporate and Other	8,490	(15,035)	156	(43,025)	(60,381)	29
Total Adjusted EBITDA(2)	593	(8,839)	107	(16,615)	(31,663)	48
N/M — not meaningful.
•Preliminary fourth quarter and full year 2022 loss before income taxes and non-controlling interests include:
◦Incentive compensation accrual reversal of $4.2 million for the fourth quarter and full year 2022 compared to $0.2 million for the fourth quarter and full year 2021
◦Technology and communications accrual reversal of $1.9 million from the repricing of a technology agreement for the fourth quarter and full year 2022, compared to $0.0 million for the fourth quarter and full year 2021

◦Expenses related to cost savings initiatives and other of $0.6 million and $1.7 million for the fourth quarter and full year 2022, respectively, compared to $0.4 million and $3.6 million, for the fourth quarter and full year 2021, respectively
◦(Loss) gain on sale of the Pointillist business of $(0.2) million for the fourth quarter and full year 2022 compared to $88.9 million, for the fourth quarter and full year 2021
◦Losses from Pointillist of $0.0 million for the fourth quarter and full year 2022 compared to $1.5 million and $8.6 million for the fourth quarter and full year 2021, respectively
•In the fourth quarter 2022, the Company did not receive the anticipated refund of approximately $5.0 million in U.S. taxes and $3.5 million in escrow funds from the Pointillist sale. The Company currently believes it will receive the tax refund in the first quarter 2023 and the Pointillist sale escrow funds by year-end 2023 subject to potential reduction for an escrow claim
________________________
(1)Applies to Fourth Quarter 2022 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)Based on data from Black Knight’s Mortgage Monitor reports through October 2022 and Black Knight’s First Look press releases through December 2022
(4)Service revenue based on average for the period 2020 – 2022. Totals based on core businesses, comprised of the Servicer and Real Estate and Origination segments
(5)Includes revenue from Ocwen Financial Corporation (together with its subsidiaries, “Ocwen”) / Rithm Capital Corp. (individual, together with one or more of its subsidiaries or one or more of its subsidiaries individually, “RITM”) plus additional revenue related to the Ocwen / RITM portfolios when a party other than Ocwen / RITM selects Altisource as the service provider
(6)Total Revenue includes Service revenue, reimbursable revenue and non-controlling interests
(7)Represents revenue in the respective quarter from FY2022 sales wins
(8)Moody’s Analytics REO Inventory Forecast as of December 2022
(9)Represents Adjusted EBITDA loss from Corporate groups and excludes Adjusted EBITDA from businesses that have been sold or discontinued
Non-GAAP Financial Measures
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and net debt, which are presented elsewhere in this Current Report on Form 8-K, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of the Company’s financial information to measure Altisource’s performance and do not purport to be alternatives to net (loss) income attributable to Altisource and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability more on the basis of continuing costs as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses Adjusted EBITDA to measure the Company’s overall performance without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Adjusted EBITDA adjusts net (loss) income attributable to Altisource for the impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Following the 2019 creation of Pointillist as a separate legal entity, Altisource had no ongoing obligation to fund Pointillist, Pointillist was positioned to and focused on raising third-party capital and Pointillist was an unrestricted subsidiary under our

Senior Secured Term Loan. Additionally, Pointillist was not part of Altisource’s core, normal, recurring business. For these reasons, in 2020 we began adding back the losses of Pointillist in calculating Adjusted EBITDA.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, Pointillist losses, (loss) gain on sale of business and cost of cost savings initiatives and other from net (loss) income attributable to Altisource. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.
These non-GAAP measures are presented as supplemental information and reconciled to the appropriate GAAP measures in this Current Report on Form 8-K.

Preliminary reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Net (loss) income attributable to Altisource	$(11,344)	$70,558	$(53,418)	$11,812

Income tax provision	3,056	1,375	5,266	3,232
Interest expense (net of interest income)	4,853	3,859	15,974	14,559
Depreciation and amortization	740	1,113	3,440	4,592
Intangible asset amortization expense	1,280	1,284	5,129	9,467
Share-based compensation expense	1,151	321	5,050	2,831
Pointillist losses	—	1,231	—	7,196
Loss (gain) on sale of business	242	(88,930)	242	(88,930)
Cost of cost savings initiatives and other	615	350	1,702	3,578

Adjusted EBITDA	$593	$(8,839)	$(16,615)	$(31,663)

			Year ended December 31,
			2022	2021
Servicer and Real Estate:
Income before income taxes and non-controlling interests			$26,461	$13,660
Depreciation and amortization expense			982	1,096
Intangible asset amortization expense			2,970	7,292
Share-based compensation			652	(267)
Cost of cost savings initiatives and other			195	502
Adjusted EBITDA			$31,260	$22,283

Origination:
(Loss) income before income taxes and non-controlling interests			$(7,419)	$5,282
Non-controlling interests			(585)	(1,285)
Depreciation and amortization expense			2,197	2,240
Share-based compensation			353	(104)
Cost of cost savings initiatives and other			604	302
Adjusted EBITDA			$(4,850)	$6,435

Corporate and Others:
Loss before income taxes and non-controlling interests			$(66,609)	$(3,657)
Non-controlling interests			—	1,044
Interest expense, net of interest income			15,974	14,559
Depreciation and amortization expense			2,420	3,431
Share-based compensation			4,045	3,201
Cost of cost savings initiatives and other			903	2,775
Loss (gain) on sale of business			242	(88,930)
Pointillist losses			—	7,196
Adjusted EBITDA			$(43,025)	$(60,381)

Note: Amounts may not add to the total due to rounding.

	December 31, 2022	December 31, 2021
Senior secured term loan	$247,204	$247,204
Less: Cash and cash equivalents	(51,025)	(98,132)

Net debt	$196,179	$149,072
Note: Amounts may not add to the total due to rounding.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The forward-looking statements should not be unduly relied upon. Nothing in this presentation and our other SEC filings should be regarded as a representation by any person that these statements will be achieved, and the Company undertakes no obligation to update these statements as a result of a change in circumstances, new information or future events.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the Registration Statement on Form S-3 (File No. 333-268761).
This communication does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated February 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2023

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer